UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2010
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada H4S 1X9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02: Appointment of Director

The Company confirms that, effective August 5, 2010, Mr. John Marinucci accepted the appointment of the Board of Directors to serve as a director of IntelGenx Technologies Corp. until the next annual meeting of the shareholders of the Company and until his successor is duly elected and qualified. The appointment of Mr. Marinucci is subject to TSX-Venture approval.

Mr. Marinucci’s background is as follows:

From April 2002 until March 2009 Mr. Marinucci was President and Chief Executive Officer at New Flyers Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. Currently he also serves on the Board of Directors of New Flyer, CWB Group, SMTC Corporation and Pillar5 Pharma and he is the Vice Chair of the Board of Governors for Mohawk College.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01 Exhibits

Exhibit	Description

99.1	News Release Dated August 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: August 11, 2010	By: /s/ Horst Zerbe
Horst G.Zerbe
President and Chief Executive Officer